AGREEMENT AND PLAN OF MERGER

                  Dated as of December 30, 1996

                          by and among

                   U.S. PLASTIC LUMBER CORP.,

                  CLEAN EARTH ACQUISITION CORP.,

                       CLEAN EARTH, INC.

                               and

                        STOUT PARTNERSHIP

                  AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, dated as of
December 30, 1996 (the "Agreement"), by and among U.S. Plastic Lumber Corp., a Nevada corporation ("Parent"), Clean Earth Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Subsidiary" and collectively with Parent, the "Buyers" and individually a "Buyer"), Clean Earth, Inc., a Delaware corporation (the "Company") and Stout Partnership, a New Jersey general partnership and the sole shareholder of the Company (the "Seller").

                      W I T N E S S E T H:

          WHEREAS the Boards of Directors of Parent and the Company have determined that the merger of Subsidiary with and into the Company (the "Merger") is consistent with and in furtherance of the long-term business strategy of Parent and the Company and is fair to, and in the best interests of, Parent and the Company and their respective stockholders; and

          WHEREAS, Parent, Subsidiary and the Company intend the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to be treated as a pooling of interests under Accounting Principles Board Opinion No. 16 ("APB 16").

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                            ARTICLE I

                           THE MERGER

          SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), Subsidiary shall be merged with and into the Company and the separate existence of Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

          SECTION 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a Certificate of Merger, in a form mutually acceptable to Parent and the Company, to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the Closing (as defined in Section 3.3).

                           ARTICLE II

                    THE SURVIVING CORPORATION

          SECTION 2.1    Certificate of Incorporation. The
Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Company immediately prior to the Effective Time (except that the name of the Surviving
Corporation shall remain unchanged).

          SECTION 2.2    By-laws. The By-laws of the Surviving
Corporation shall be the By-laws of the Company immediately prior to the Effective Time (except that the name of the Surviving
Corporation shall remain unchanged).

          SECTION 2.3 Directors. The board of directors of the Surviving Corporation, and the members thereof, shall be as designated in Schedule 2.3, and such directors shall serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          SECTION 2.4    Officers.  The officers of the Surviving
Corporation shall be as designated in Schedule 2.4, and such officers shall serve in accordance with the By-laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                           ARTICLE III

                      CONVERSION OF SHARES

          SECTION 3.1    Conversion of Company Common Stock in the
Merger.

          (a) At the Effective Time, by virtue of the Merger and without any action on the part of the sole holder of shares of common stock, par value $.01 per share, of the Company ("Company Common Stock"), the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate of 5,400,000 shares of common stock, par value $.0001 per share of Parent ("Parent Common Stock") plus the right to receive additional shares of Parent Common Stock (the "Additional Parent Common Stock"), on the same pro rata basis (.47660853 of a share for each share of Parent Common Stock owned) as the rights granted to certain historical shareholders of Parent pursuant to that certain Agreement and Plan of Reorganization dated December 15, 1995 to receive 2,000,000 shares in the aggregate (the "Earn Out Shares"), in the event Parent, on a consolidated basis, reaches net sales (less returns) or production of at least 2,000,000 pounds of plastic lumber product per month for three consecutive months any time prior to December 31, 2000 (the "Merger Consideration"). The Additional Parent Common Stock (approximately 2,573,686 shares) shall be issued to the Seller when and if the Earn Out Shares are issued to such historical shareholders of Parent.

          (b) At the Effective Time, by virtue of the Merger and without any action on the part of Parent as the sole stockholder of Subsidiary, each issued and outstanding share of common stock, par value $.001 per share, of Subsidiary ("Subsidiary Common Stock") shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

          (c) No share of Company Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1 after the Effective Time.

          SECTION 3.2    Exchange of Certificates.

          (a) From and after the Effective Time, all Company Common Stock outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and the holder of a certificate representing shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive in exchange therefor, upon surrender thereof to Parent, a certificate or certificates representing the number of shares of Parent Common Stock to which such holder is entitled pursuant to
Section 3.1.

          (b) At the Closing (as hereinafter defined), the Seller shall deliver to Parent all certificates, duly endorsed in blank, held by the Seller that immediately prior to the Effective Time represented all of the issued and outstanding shares of Company Common Stock (the "Company Certificates"), and the Buyers and the Surviving Corporation shall deliver to the Seller certificates representing the shares of Parent Common Stock constituting the Merger Consideration.

          (c) Upon payment in full thereof, the Merger Consideration for which shares of the Company Common Stock shall have been exchanged pursuant to this Section 3.2 shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, including, without limitation, any rights of the Seller to any unpaid dividends thereon (whether or not declared or accrued on the books of the Company).

          SECTION 3.3 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, One Boca Place, 2255 Glades Road, Suite 340 West, Boca Raton, Florida 33431, or at such other place as the Buyers, the Company and the Seller shall mutually agree, at 10:00 a.m., Pennsylvania time, as soon as practicable following the completion of the conditions set forth in
Article IX hereof (the "Closing Date") or such other date as the Buyers, the Company and the Seller may mutually agree. If on the Closing Date any condition precedent to the obligations of the Company and the Seller, on the one hand, or the Buyers, on the other hand, to consummate the Merger shall not have been satisfied, the Company and the Seller or the Buyers, as the case may be, shall have the right to defer the Closing until such date as all conditions precedent to such respective party's obligation to consummate the Merger have been satisfied, subject, however, to the rights of the parties set forth in Article X hereof.

          SECTION 3.4 Tax and Accounting Treatment of Merger. The parties to this Agreement intend for the Merger to qualify as a tax-free reorganization under the provisions of Section 368 of the Code and to be treated as a pooling of interests under APB 16.

          SECTION 3.5 Restrictions on Resale. Any dispositions of shares of Parent Common Stock by the Seller after the Closing shall be effected in compliance with all applicable state and federal securities laws.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES
                    OF PARENT AND SUBSIDIARY

          Each of Parent and Subsidiary, jointly and severally, represent and warrant to the Company and the Seller as of the date hereof as follows:

          SECTION 4.1 Organization and Qualification. Each of Parent and Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The acquisition of Earth Care Global Holdings, Inc., a Florida corporation ("Earth Care"), as a wholly-owned subsidiary of Parent (formerly called Educational Storybooks International, Inc.) and the merger of Earth Care with and into Parent were done in compliance with all applicable rules, laws and regulations other than those, if any, the violation of which would not have a Parent Material Adverse Effect (as herein defined). Each of Parent and Subsidiary is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole (a "Parent Material Adverse Effect"). True, accurate and complete copies of each of Parent's and Subsidiary's Certificates of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

          SECTION 4.2    Capitalization.

          (a)  The authorized capital stock of Parent consists of
(i) 50,000,000 shares of Parent Common Stock, of which 6,253,081 shares were issued and outstanding as of December 30, 1996 and (ii) 10,000,000 shares of preferred stock that is authorized, of which 750,000 shares of Series A Preferred Stock, par value $.001 per share ("Parent Preferred Stock"), are designated, of which 75,781 shares were issued and outstanding as of December 30, 1996. All of the issued and outstanding shares of Parent Common Stock and Parent Preferred Stock are duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights.

          (b) The authorized capital stock of Subsidiary consists of 10,000 shares of Subsidiary Common Stock, par value $.01 per share, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by Parent, free and clear of any liens, claims or encumbrances.

          (c) Except as set forth on Schedule 4.2, there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Parent or any subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold or otherwise to become outstanding, additional shares of the capital stock of Parent or obligating Parent or any subsidiary of Parent to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which Parent or any subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent and, to the knowledge of Parent, there are no such trusts, proxies, agreements or understandings by, between or among any of Parent's stockholders with respect to Parent Common Stock. The shares of Parent Common Stock to be issued to the Seller in the Merger will be at the Effective Time duly authorized, and upon their issuance in accordance with the provisions hereof will be validly issued, fully paid and nonassessable, free of preemptive rights and, assuming the accuracy of the representations and warranties set forth in Sections 6.1 and 6.5 hereof, issued in compliance with all applicable securities laws.

          SECTION 4.3 Subsidiaries. Each direct and indirect subsidiary of Parent (other than Subsidiary) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of Parent is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not have a Parent Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary of Parent are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by Parent, free and clear of any liens, claims or encumbrances.
Except as set forth on Schedule 4.3, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any subsidiary of Parent, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in this Agreement, the term "subsidiary" shall mean, when used with reference to any person or entity, any corporation, partnership, joint venture or other entity which such person or entity, directly or indirectly, controls or of which such person or entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, joint venture or other entity.

          SECTION 4.4    Authority; Non-Contravention; Approvals.

          (a) Parent and Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to the Parent Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of Parent and Subsidiary, and no other corporate proceedings on the part of Parent or Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Subsidiary, and, assuming the due authorization, execution and delivery hereof by the Company and the Seller, constitutes a valid and legally binding agreement of each of Parent and Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution and delivery of this Agreement by each of Parent and Subsidiary do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of Parent or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound. The consummation by Parent and Subsidiary of the transactions contemplated by this Agreement will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through
(iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals, and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Parent Material Adverse Effect.

          (c) Except for the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger (the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Subsidiary or the consummation by Parent or Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Parent Material Adverse Effect or affect Subsidiary's ability to consummate the Merger.

          SECTION 4.5 Financial Statements. The unaudited consolidated financial statements of Parent for the year ended December 31, 1994, the audited consolidated financial statements of Parent for the year ended December 31, 1995 and the unaudited interim consolidated financial statements of Parent for the eleven-month period ended November 30, 1996 (collectively, the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to the absence of footnotes thereto and normal year-end and audit adjustments and any other adjustments described therein.

          SECTION 4.6 Events Subsequent to Year End Financial Statements. Except as set forth in Schedule 4.6, since the date of the Parent Financial Statements for the year ended December 31, 1995, there has not been any change which would have a Parent Material Adverse Effect. Without limiting the generality of the foregoing and except as set forth in Schedule 4.6, since December 31, 1995:

          (a) none of Parent or its subsidiaries has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

          (b) none of Parent or its subsidiaries has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $50,000 or outside the ordinary course of business;

          (c) no party (including Parent or any of its subsidiaries) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $50,000 to which Parent or any of its subsidiaries is a party or by which any of them is bound;

          (d) none of Parent or any of its subsidiaries has imposed any security interest, mortgage, pledge, lien, restriction, covenant, charge or encumbrance of any kind or any character upon any of its assets, tangible or intangible, involving more than $50,000 in the aggregate;

          (e) none of Parent or any of its subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the ordinary course of business;

          (f) none of Parent or any of its subsidiaries has made any capital investment in, any loan to or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions) either involving more than $50,000 or outside the ordinary course of business;

          (g) none of Parent or any of its subsidiaries has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $50,000;

          (h) none of Parent or any of its subsidiaries has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the ordinary course of business;

          (i) there has been no change made or authorized in the respective charters or by-laws of Parent or any of its subsidiaries;

          (j) none of Parent or any of its subsidiaries has issued, sold or otherwise disposed of or reacquired any of its capital stock, or granted or reacquired any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

          (k) none of Parent or any of its subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

          (l) none of Parent or any of its subsidiaries has experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

          (m) none of Parent or any of its subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

          (n) none of Parent or any of its subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified in any material respect the terms of any existing such contract or agreement;

          (o) none of Parent or any of its subsidiaries has granted any bonuses or a greater than ten percent (10%) increase in the base compensation of any of its directors, officers and, except in the ordinary course of business, employees;

          (p) none of Parent or any of its subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Parent Plan (as defined in Section 4.14(a));

          (q) none of Parent or any of its subsidiaries has made any other change in employment terms for any of its directors, officers and, except in the ordinary course of business, employees;

          (r) none of Parent or any of its subsidiaries has made or pledged to make any charitable or capital contribution outside the ordinary course of business;

          (s) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving Parent or any of its subsidiaries and involving more than $50,000 in the aggregate; and

          (t)  Parent has not committed to do any of the foregoing.

          SECTION 4.7 Books of Account. The books of account of Parent and its subsidiaries accurately and fairly reflect, in reasonable detail and in all material respects, Parent's and its subsidiaries' transactions and the disposition of their assets.
All notes and accounts receivable of Parent and its subsidiaries are reflected in accordance with generally accepted accounting principles on their books and records, are valid receivables subject to no material setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts subject only to normal adjustments in the ordinary course of business and the reserves for contractual allowances and bad debts set forth on the face of the balance sheet contained in the most recent Parent Financial Statements as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of Parent and its subsidiaries. Parent and its subsidiaries have filed all reports and returns required by any material law or regulation to be filed by them, and have paid all taxes, duties and charges due on the basis of such reports and returns.

          SECTION 4.8 Absence of Undisclosed Liabilities. Except as disclosed in Schedule 4.8, neither Parent nor any of its subsidiaries had at December 31, 1995 or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Parent Financial Statements or reflected in the notes thereto, or (ii) which were incurred after December 31, 1995 and were incurred in the ordinary course of business and consistent with past practice; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Parent Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of Parent and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

          SECTION 4.9 Absence of Certain Changes or Events. Since December 31, 1995, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole, including as a result of any change in capital structure, employee compensation arrangement (including severance rights and benefit plans), accounting method or applicable law.

          SECTION 4.10   Litigation.  Except as disclosed in
Schedule 4.10, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, suits actions or proceedings, to have a Parent Material Adverse Effect. Except as set forth in Schedule 4.10, neither Parent nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would, either alone or in the aggregate, have a Parent Material Adverse Effect.

          SECTION 4.11 No Violation of Law. Except as disclosed in Schedule 4.11, neither Parent nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated to Parent an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Parent Material Adverse Effect. Parent and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Parent Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Parent Material Adverse Effect. Neither Parent nor any of its subsidiaries is in violation of the terms of any Parent Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Parent Material Adverse Effect.

          SECTION 4.12 Compliance with Agreements. Except as set forth in Schedule 4.12, neither Parent nor any of its subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under (a) the respective charters, by-laws or other similar organizational instruments of Parent or any of its subsidiaries, or (b) to the knowledge of Parent, any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which Parent or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause
(b) of this Section 4.12, would have, in the aggregate, a Parent Material Adverse Effect.

          SECTION 4.13   Taxes.

          (a) Parent and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.13(c)) required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Parent Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision in the Parent Financial Statements for the payment of all Taxes (as defined in Section 4.13(b)) due for all periods ending at or prior to the Effective Time (whether or not shown on any Tax Return), except where the failure to pay such Taxes would not have a Parent Material Adverse Effect. The liabilities and reserves for Taxes reflected in the Parent balance sheet included in the most recent Parent Financial Statements are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or assets of Parent or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Parent or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Parent Material Adverse Effect. Neither Parent nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned subsidiary of Parent other than agreements the consequences of which are fully and adequately reserved for in the Parent Financial Statements. Neither Parent nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

          (b) For purposes of this Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

          (c)  For purposes of this Agreement, the term "Tax
Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

          SECTION 4.14   Employee Benefit Plans; ERISA.

          (a) Except as disclosed in Schedule 4.14, neither Parent, any of its subsidiaries nor any entity that would be deemed a single employer with Parent under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an "ERISA Affiliate") maintains or contributes to or has or has had any obligation or liability to or under any employee benefit plans, programs, arrangements or practices (such plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including any "Multi-Employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code), or any other stock bonus, incentive compensation, vacation pay, severance, tuition reimbursement, welfare, health, postretirement, life, executive compensation, sick pay, stock option, or other plan, agreement program or arrangement, whether or not an ERISA employee benefit plan, whether written or unwritten, arrangements or practices of Parent or any of its ERISA Affiliates (referred to as the "Parent Plans"). Neither Parent nor any of its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder.

          With respect to each Parent Plan, copies of all documents embodying or relating to each Parent Plan including, without limitation, all plan documents, amendments, trust or funding agreements, collective bargaining agreements, written summaries or unwritten plans, annual reports, financial statements, IRS determination letters and communications from government agencies have been delivered to Seller.

          (b) None of Parent, the ERISA Affiliates or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or has any liability (actual or contingent) with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA, Section 412 of the Code o Section 302 of ERISA including, without limitation, a Multiemployer Plan, Multiple Employer Plan or single employer pension plan.

          (c) (i) There have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Parent Plans that could result in material penalties, taxes or liabilities, (ii) except for premiums due, there is no outstanding liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Parent Plans, (iii) neither the Pension Benefit Guaranty Corporation ("PBGC") nor any plan administrator has instituted proceedings to terminate any of the Parent Plans subject to Title IV of ERISA, (iv) none of the Parent Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Parent Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Parent Plans which is subject to Title IV of ERISA did not, as of the last day of the most recent fiscal year of each of the Parent Plans ended prior to the date of this Agreement, exceed the then current value of the assets of such plan if based upon the actuarial assumptions used for funding purposes (A) specified in the most recent actuarial valuation for such Parent Plan; (B) as required by the PBGC for the Parent Plan's termination; and (C) as set forth in Statement No. 87 of the Financial Accounting Standards Board, using the methodology to calculate the projected benefit obligation and no amendments or other modifications to such Parent Plan's actuarial assumptions were adopted since the date of such Parent Plan's most recent actuarial report, (vi) each of the Parent Plans has been operated and administered in all material respects in accordance with applicable laws and its terms, (vii) each of the Parent Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS in accordance with Revenue Procedure 93-39, as subsequently modified or superseded, to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, (viii) with respect to Multi-employer Plans, neither the Parent nor any of its ERISA Affiliates has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are defined in Sections 4203, 4204 and 4205 of ERISA, respectively, and, to the knowledge of Parent and its ERISA Affiliates, no event has occurred or is expected to occur which presents a material risk of a complete withdrawal or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the knowledge of Parent and its ERISA Affiliates, there are no pending, threatened or anticipated claims involving any of the Parent Plans, other than claims for benefits in the ordinary course, and (x) neither Parent nor any of its ERISA Affiliates has any liability, whether measured alone or in the aggregate, for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA, and Parent and its ERISA Affiliates do not reasonably anticipate that any such liability will be asserted against Parent or any of its ERISA Affiliates.

          (d) Listed in Schedule 5.14 are all employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

          (e) All payments required by any Parent Plan, any collective bargaining agreement or other agreement, or by law (including, without limitation, all contributions, insurance premiums, or intercompany charges) with respect to all periods through the date of the Closing shall have been made prior to the Closing (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by Parent as applicable, by full accruals as if all targets required by such Parent Plan had been or will be met at maximum levels) on its financial statements. No Parent Plan is, or is expected to be, under audit or investigation by the IRS or by any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty. Each Parent Plan intended to meet requirements for tax-favored treatment under any provision of the Code, including, without limitation, Section 79, 105, 106, 117, 120, 125, 127, 129, 132, 162(m), 404, 404A, 419, 419A, or 501(c)(9) of the
Code satisfies in all material respects the applicable requirements under the Code. With respect to each Parent Plan that is funded mostly or partially through an insurance policy, neither Parent nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing. The consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, shareholder, or partner of Parent (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Parent Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Neither Parent nor any ERISA Affiliate maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee. No event, condition, or circumstance exists that could result in an increase of the benefits provided under any Parent Plan or the expense of maintaining any Parent Plan from the level of benefits or expenses incurred for the most recent fiscal year ended before the Closing. Neither Parent nor any ERISA Affiliate has any unfunded liabilities pursuant to any Parent Plan that is not intended to be qualified under Section 401(a) of the Code. No event, condition, or circumstance exists that would prevent the amendment or termination of any Parent Plan.

          SECTION 4.15 Labor Controversies. Except as disclosed in Schedule 4.15, (a) there are no material controversies pending or, to the knowledge of Parent, threatened between Parent or its subsidiaries and any representatives of any of their employees;
(b) to the knowledge of Parent there are no material organizational efforts presently being made involving any of the presently unorganized employees of Parent and its subsidiaries; (c) Parent and its subsidiaries have, to the knowledge of Parent, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes; and (d) no person has, to the knowledge of Parent, asserted that Parent or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.16   Environmental Matters.

          (a)  To Parent's knowledge and except as disclosed in
Schedule 4.16, (i) Parent and each of its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws (as defined in Section 4.16(b)), including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned, leased or operated by Parent or any of its subsidiaries contains any Hazardous Substance (as defined in Section 4.16(c)) as a result of any activity of Parent or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither Parent nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that Parent or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against Parent or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by Parent or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law,
(vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned, leased or operated by Parent or any of its subsidiaries as a result of any activity of Parent or any of its subsidiaries during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law or the condition of any properties owned, leased or operated by Parent or any of its subsidiaries conducted by or which are in the possession of Parent or its subsidiaries relating to the activities of Parent or its subsidiaries, (viii) there are no underground storage tanks on, in or under any properties owned, leased or operated by Parent or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by Parent or any of its subsidiaries, and (ix) neither Parent, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses
(i) through (ix) that, singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) For purposes of this Agreement, "Environmental Law" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to
(x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation,
(i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, or any state counterpart thereof, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries, damages or penalties due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

          (c) For purposes of this Agreement, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

          SECTION 4.17 Title to Assets. Parent and each of its subsidiaries has good and marketable title in fee simple to all of its real property and good title to all of its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Parent Financial Statements, except for such properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current Taxes, payments of which are not yet delinquent and other statutory liens,
(ii) such imperfections in title and easements and encumbrances, if any, as are not material in character, amount or extent and do not materially and adversely affect the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Parent's business operations (in the manner presently carried on by the Parent), (iii) as disclosed in Schedule 4.17, or (iv) mortgages incurred in the ordinary course of business, and except for such matters which, singly or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. All leases under which Parent leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or, to the knowledge of Parent, event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a Parent Material Adverse Effect.

          SECTION 4.18   No Stockholder Approval.  No Parent
stockholder approval of the Merger or the related transactions contemplated by this Agreement is required.

          SECTION 4.19 Trademarks and Intellectual Property Compliance. Parent and its subsidiaries own or have the right to use, without any material payment to any other party, all of their patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications ("Parent Intellectual Property Rights"), and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the knowledge of Parent, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any Parent Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.20   Contracts, Obligations and Commitments.
Schedule 4.20 sets forth an accurate and complete list of all material contracts, agreements, options, leases, commitments and instruments entered into by Parent or its subsidiaries ("Parent Contracts"). Parent and its subsidiaries have provided, or will provide prior to the Closing Date, the Company with complete and correct copies of all such items listed in Schedule 4.20. Except for such items listed in Schedule 4.20, there are no other material contracts or other arrangements under which goods, equipment or services are provided, leased or rendered by, or are to be provided, leased or rendered to, Parent or any of its subsidiaries. Except as set forth in Schedule 4.20: (a) the Parent Contracts have not been modified, pledged, assigned or amended in any material respect, are legally valid, binding and enforceable in accordance with their respective terms and are in full force and effect; (b) to the knowledge of Parent, there are no material defaults by Parent or any of its subsidiaries or any other party to the Parent Contracts; (c) neither Parent nor any of its subsidiaries have received notice of any material default, offset, counterclaim or defense under any Parent Contract; (d) to the knowledge of Parent, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by Parent or any of its subsidiaries of the terms of any Parent Contract, except for any consents required to consummate the transactions contemplated by this Agreement; and (e) there does not now, and at Closing will not, exist any material security interest, mortgage, pledge, restriction, charge, lien, encumbrance or claim of others on any interest created under any Parent Contract. None of the Parent Contracts is subject to termination from and after the Closing Date and prior to the expiration of its stated term by any party to such Parent Contract, except as stated in each such Parent Contract.

          SECTION 4.21 Pooling and Tax-Free Reorganization Matters. To Parent's knowledge and based upon consultation with its independent accountants, neither Parent nor any of its affiliates has taken or agreed to take any action that would interfere with the ability of Parent to (i) account for the business combination to be effected by the Merger as a pooling of interests, or (ii) continue to account for as a pooling of interests any past business combination transaction currently accounted for as a pooling of interests, or interfere with the ability of the Seller, the Company or the Parent to treat the Merger as a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Code. Parent has no plan or intention (a) to reacquire any Parent Common Stock issued in the Merger; (b) to liquidate the Surviving Corporation; (c) to merge the Surviving Corporation with and into another corporation; (d) to sell or otherwise dispose of the stock of the Surviving Corporation (except for transfers of stock to corporations Controlled (as defined herein) by Parent); or (e) to cause the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Subsidiary (except for dispositions made in the ordinary course of business or transfers of assets to a corporations Controlled by the Surviving Corporation). For purposes of this Agreement, the term "Controlled" when used with reference to a corporation means ownership of (x) at least eighty percent (80%) of the total combined voting power of all classes of stock of such corporation entitled to vote and (y) at least eighty percent (80%) of the total number of shares of all other classes of stock of such corporation.

          SECTION 4.22 Transactions with Parent Related Parties. Except as set forth in Schedule 4.22, (a) there have been no material transactions by Parent or any of its subsidiaries with any officer or director of Parent or any of its subsidiaries, any beneficial owner of more than five percent (5%) of the Parent Common Stock or their respective affiliates ("Parent Related Parties") since January 1, 1996 and (b) there are no agreements or understandings now in effect between Parent or any of its subsidiaries and any Parent Related Party.

          SECTION 4.23 Insurance. Except to extent there would be no Parent Material Adverse Effect, all of Parent's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance (except directors' and officers' insurance), surety bonds and umbrella policies, insuring Parent and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and business, are valid and in full force and effect and without any premium past due or pending notice of cancellation, are, in the reasonable judgment of Parent, adequate for the business of Parent and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, under such policies in excess of $10,000, which, in any event, are not in excess of the limitations of coverage set forth in such policies. Parent and its subsidiaries have taken all actions reasonably necessary to insure that their independent contractors obtain and maintain adequate insurance coverage. All of the insurance policies referred to in this Section 4.23 are "occurrence" policies and no such policies are "claims made" policies. Neither Parent nor any of its subsidiaries has knowledge of any fact indicating that such policies will not continue to be available to Parent and its subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the most recent Parent Financial Statements are adequate for any and all self insurance programs maintained by Parent or its subsidiaries.

          SECTION 4.24 Investment. Parent is not acquiring the Company Common Stock with the view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          SECTION 4.25 Disclosure. No representations and warranties by Parent and Subsidiary contained in this Agreement, and no statement contained in this Agreement or in any document listed in any Schedule to this Agreement or any document or certificate furnished or to be furnished to the Seller at Closing pursuant hereto, contains or will contain on the Closing Date any untrue statements of a material fact or omits or will omit on the Closing Date to state a material fact reasonably related to such affirmative statements necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

          SECTION 4.26 Representations True. To the knowledge of Parent and Subsidiary on the date of this Agreement based solely on the due diligence examination performed by their agents or employees and communicated to such persons, Parent and Subsidiary have no grounds to make any claim for breach or untruthfulness of any representation or warranty or breach or nonfulfillment of any covenant or agreement of the Company or the Seller contained in this Agreement.

          SECTION 4.27 Suppliers, Distributors and Customers. Except as disclosed on Schedule 4.27, the relationships of Parent and each of its subsidiaries with their respective suppliers, distributors and customers are satisfactory commercial working relationships. Except as disclosed on Schedule 4.27, since the date of the most recent Parent Financial Statements, no material supplier, distributor or customer of Parent or any of its subsidiaries has cancelled or otherwise modified its relationship with Parent or any of its subsidiaries in a manner that is materially adverse to Parent or any of its subsidiaries and, to the knowledge of Parent, no supplier, distributor or customer of Parent or any of its subsidiaries has any intention to do so nor will the consummation of the transactions contemplated hereby adversely affect such relationships.


                            ARTICLE V

      REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

          Each of the Company and the Seller, jointly and severally, represents and warrants to Parent and Subsidiary as of the date hereof as follows:

          SECTION 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect"). True, accurate and complete copies of the Company's Certificate of Incorporation and By-laws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

          SECTION 5.2    Capitalization.

          (a) The authorized capital stock of the Company consists of 100 shares of Company Common Stock, par value $1.00 per share, of which 70.27 shares were issued and outstanding as of December 30, 1996. All of the issued and outstanding shares of Company Common Stock are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, and are held of record by the Seller. No subsidiary of the Company holds any shares of the capital stock of the Company.

          (b) Except as set forth on Exhibit 5.2, there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold or otherwise to become outstanding, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment, and
(ii) there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company and, to the knowledge of the Company and the Seller, there are no such trusts, proxies, agreements or understandings by, between or among any of the Company's stockholders with respect to Company Common Stock. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation or similar rights with respect to the Company.

          SECTION 5.3 Subsidiaries. Each direct and indirect subsidiary of the Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of the Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Company Material Adverse Effect. All of the outstanding shares of capital stock of each subsidiary of the Company are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company, free and clear of any liens, claims or encumbrances. Except as set forth in Schedule 5.3, there are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.

          SECTION 5.4    Authority; Non-Contravention; Approvals.

          (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholder's Approval (as defined in Section 8.2(a)) and the Company Required Statutory Approvals (as defined in
Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Stockholder's Approval, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
(ii) general equitable principles.

          (b) The execution and delivery of this Agreement by the Company does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or by-laws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound. The consummation by the Company of the transactions contemplated by this Agreement will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals and the Company Stockholder's Approval, and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Company Material Adverse Effect.

          (c) Except for the making of the Merger Filing with the Secretary of State of the State of Delaware in connection with the Merger (the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Company Material Adverse Effect.

          SECTION 5.5 Financial Statements. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company for the calendar years ended December 31, 1994 and 1995 and for the eleven-month period ended November 30, 1996 (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to the absence of footnotes thereto and normal year-end and audit adjustments and any other adjustments described therein.

          SECTION 5.6 Events Subsequent to Year End Financial Statements. Except as set forth in Schedule 5.6, since the date of the Company Financial Statements for the year ended December 31, 1995, there has not been any change which would have a Company Material Adverse Effect. Without limiting the generality of the foregoing and except as set forth in Schedule 5.6, since December 31, 1995:

          (a) none of the Company or its subsidiaries has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

          (b) none of the Company or its subsidiaries has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $50,000 or outside the ordinary course of business;

          (c) no party (including the Company or any of its subsidiaries) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $50,000 to which the Company or any of its subsidiaries is a party or by which any of them is bound;

          (d) none of the Company or any of its subsidiaries has imposed any security interest, mortgage, pledge, lien, restriction, covenant, charge or encumbrance of any kind or any character upon any of its assets, tangible or intangible, involving more than $50,000 in the aggregate;

          (e) none of the Company or any of its subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the ordinary course of business;

          (f) none of the Company or any of its subsidiaries has made any capital investment in, any loan to or any acquisition of the securities or assets of, any other person (or series of related capital investments, loans and acquisitions) either involving more than $50,000 or outside the ordinary course of business;

          (g) none of the Company or any of its subsidiaries has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $50,000;

          (h) none of the Company or any of its subsidiaries has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the ordinary course of business;

          (i) there has been no change made or authorized in the respective charters or by-laws of the Company or any of its subsidiaries;

          (j) none of the Company or any of its subsidiaries has issued, sold or otherwise disposed of or reacquired any of its capital stock, or granted or reacquired any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

          (k) none of the Company or any of its subsidiaries has declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

          (l) none of the Company or any of its subsidiaries has experienced any material damage, destruction or loss (whether or not covered by insurance) to its property;

          (m) none of the Company or any of its subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers and employees;

          (n) none of the Company or any of its subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified in any material respect the terms of any existing such contract or agreement;

          (o) none of the Company or any of its subsidiaries has granted any bonuses or a greater than ten percent (10%) increase in the base compensation of any of its directors, officers and, except in the ordinary course of business, employees;

          (p) none of the Company or any of its subsidiaries has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees (or taken any such action with respect to any other Company Plan (as defined in Section 5.14(a));

          (q) none of the Company or any of its subsidiaries has made any other change in employment terms for any of its directors, officers and, except in the ordinary course of business, employees;

          (r) none of the Company or any of its subsidiaries has made or pledged to make any charitable or capital contribution outside the ordinary course of business;

          (s) there has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company or any of its subsidiaries and involving more than $50,000 in the aggregate; and

          (t) the Company has not committed to do any of the foregoing.

          SECTION 5.7 Books of Account. The books of account of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail and in all material respects, the Company's and its subsidiaries' transactions and the disposition of their assets. All notes and accounts receivable of the Company and its subsidiaries are reflected in accordance with generally accepted accounting principles on their books and records, are valid receivables subject to no material setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts subject only to normal adjustments in the ordinary course of business and the reserves for contractual allowances and bad debts set forth on the face of the balance sheet contained in the most recent Company Financial Statements as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company and its subsidiaries. The Company and its subsidiaries have filed all reports and returns required by any material law or regulation to be filed by them, and have paid all taxes, duties and charges due on the basis of such reports and returns.

          SECTION 5.8    Absence of Undisclosed Liabilities.
Except as disclosed in Schedule 5.8, neither the Company nor any of its subsidiaries had at December 31, 1995, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except:
(a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto, or (ii) which were incurred after December 31, 1995 and were incurred in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and
(c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the ordinary course of business.

          SECTION 5.9 Absence of Certain Changes or Events. Since December 31, 1995, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, including as a result of any change in capital structure, employee compensation arrangement (including severance rights and benefit plans), accounting method or applicable law.

          SECTION 5.10   Litigation.  Except as disclosed in
Schedule 5.10, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company and the Seller, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, suits, actions or proceedings, to have a Company Material Adverse Effect. Except as set forth in Schedule 5.10, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would, either alone or in the aggregate, have a Company Material Adverse Effect.

          SECTION 5.11 No Violation of Law. Except as disclosed in Schedule 5.11, neither the Company nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company and the Seller, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated to the Company an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Company Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Company Material Adverse Effect.

          SECTION 5.12 Compliance with Agreements. Except as set forth in Schedule 5.12, neither the Company nor any of its subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under, (a) the respective charters, by-laws or similar organizational instruments of the Company or any of its subsidiaries, or (b) to the knowledge of the Company, any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 5.12, would have, in the aggregate, a Company Material Adverse Effect.

          SECTION 5.13 Taxes. The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a Company Material Adverse Effect, and such Tax Returns are true, correct and complete in all material respects, (ii) duly paid in full or made adequate provision in the Company Financial Statements for the payment of all Taxes due for all periods ending at or prior to the Effective Time (whether or not shown on any Tax Return), except where the failure to pay such Taxes would not have a Company Material Adverse Effect. The liabilities and reserves for Taxes reflected in the Company balance sheet included in the most recent Company Financial Statements are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or asset of the Company or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned subsidiary of the Company other than agreements the consequences of which are fully and adequately reserved for in the Company Financial Statements. Neither the Company nor any of its subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

          SECTION 5.14   Employee Benefit Plans; ERISA.

          (a) Except as disclosed in Schedule 5.14, neither the Company nor any entity that would be deemed a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code or
Section 4001 of ERISA (an "ERISA Affiliate") maintains or contributes to or has or has had any obligation or liability to or under any employee benefit plans, programs, arrangements or practices (such plans within the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including any "Multi-Employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the Code), or any other stock bonus, incentive compensation, vacation pay, severance, tuition reimbursement, welfare, health, postretirement, life, executive compensation, sick pay, stock option, or other plan, agreement program or arrangement, whether or not an ERISA employee benefit plan, whether written or unwritten, arrangements or practices of the Company or any of its ERISA Affiliates (referred to as the "Company Plans"). Neither the Company nor any of its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder.

          With respect to each Company Plan, copies of all documents embodying or relating to each Company Plan including, without limitation, all plan documents, amendments, trust or funding agreements, collective bargaining agreements, written summaries or unwritten plans, annual reports, financial statements, IRS determination letters and communications from government agencies have been delivered to Parent.

          (b) None of the Company, the ERISA Affiliates or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or has any liability (actual or contingent) with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA,
Section 412 of the Code or Section 302 of ERISA including, without limitation, a Multiemployer Plan, Multiple Employer Plan or single employer pension plan.

          (c) (i) There have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in material penalties, taxes or liabilities, (ii) except for premiums due, there is no outstanding liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans, (iii) neither the PBGC nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, (v) the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of this Agreement, exceed the then current value of the assets of such plan if based upon the actuarial assumptions used for funding purposes (A) specified in the most recent actuarial valuation for such Company Plan; (B) as required by the PBGC for the Company Plan's termination; and (C) as set forth in Statement No. 87 of the Financial Accounting Standards Board, using the methodology to calculate the projected benefit obligation and no amendments or other modifications to such Company Plan's actuarial assumptions were adopted since the date of such Company Plan's most recent actuarial report, (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws and its terms, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS in accordance with Revenue Procedure 93-39, as subsequently modified or superseded, to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend,
(viii) with respect to Multi-employer Plans, neither the Company nor any of its ERISA Affiliates has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are defined in Sections 4203, 4204 and 4205 of ERISA, respectively, and, to the knowledge of the Company and its ERISA Affiliates, no event has occurred or is expected to occur which presents a material risk of a complete withdrawal or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the knowledge of the Company and its ERISA Affiliates, there are no pending, threatened or anticipated claims involving any of the Company Plans, other than claims for benefits in the ordinary course, and (x) neither the Company nor any of its ERISA Affiliates has any liability, whether measured alone or in the aggregate, for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA, and the Company and its ERISA Affiliates do not reasonably anticipate that any such liability will be asserted against the Company or any of its ERISA Affiliates.

          (d) Listed in Schedule 5.14 are all employment contracts and other employee benefit arrangements with "change of control" or similar provisions and all severance agreements with executive officers.

          (e) All payments required by any Company Plan, any collective bargaining agreement or other agreement, or by law (including, without limitation, all contributions, insurance premiums, or intercompany charges) with respect to all periods through the date of the Closing shall have been made prior to the Closing (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by the Company as applicable, by full accruals as if all targets required by such Company Plan had been or will be met at maximum levels) on its financial statements. No Company Plan is, or is expected to be, under audit or investigation by the IRS or by any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty. Each Company Plan intended to meet requirements for tax-favored treatment under any provision of the Code, including, without limitation, Section 79, 105, 106, 117, 120, 125, 127, 129, 132, 162(m), 404, 404A, 419,
419A, or 501(c)(9) of the Code satisfies in all material respects the applicable requirements under the Code. With respect to each Company Plan that is funded mostly or partially through an insurance policy, neither the Company nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing. The consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation, termination pay, or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any employee, director, shareholder, or partner of the Company (whether current, former, or retired) or their beneficiaries solely by reason of such transactions. No amounts payable under any Company Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Neither the Company nor any ERISA Affiliate maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee. No event, condition, or circumstance exists that could result in an increase of the benefits provided under any Company Plan or the expense of maintaining any Company Plan from the level of benefits or expenses incurred for the most recent fiscal year ended before the Closing. Neither the Company nor any ERISA Affiliate has any unfunded liabilities pursuant to any Company Plan that is not intended to be qualified under Section 401(a) of the Code. No event, condition, or circumstance exists that would prevent the amendment or termination of any Company Plan.

          SECTION 5.15 Labor Controversies. Except as disclosed in Schedule 5.15, (a) there are no material controversies pending or, to the knowledge of the Company and the Seller, threatened between the Company or its subsidiaries and any representatives of any of their employees; (b) to the knowledge of the Company and the Seller, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries; (c) the Company and its subsidiaries have, to the knowledge of the Company and the Seller, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes; and (d) no person has, to the knowledge of the Company and the Seller, asserted that the Company or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 5.16 Environmental Matters. To the knowledge of the Company and the Seller and except as disclosed in Schedule 5.16, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned, leased or operated by the Company or any of its subsidiaries contains any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law,
(vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned, leased or operated by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries,
(vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law or the condition of any properties owned, leased or operated by the Company or any of its subsidiaries conducted by or which are in the possession of the Company or its subsidiaries relating to the activities of the Company or its subsidiaries, (viii) there are no underground storage tanks on, in or under any properties owned, leased or operated by the Company or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (ix) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (ix) that, singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 5.17 Title to Assets. The Company and each of its subsidiaries has good and marketable title in fee simple to all of its real property and good title to all of its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current Taxes, payments of which are not yet delinquent and other statutory liens, (ii) such imperfections in title and easements and encumbrances, if any, as are not material in character, amount or extent and do not materially and adversely affect the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), (iii) as disclosed in Schedule 5.17, or (iv) mortgages incurred in the ordinary course of business, and except for such matters which, singly or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. All leases under which the Company leases real or personal property have been delivered to Parent and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or, to the knowledge of the Company, event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a Company Material Adverse Effect.

          SECTION 5.18 Company Stockholder's Approval. The affirmative vote of stockholders of the Company required for approval and adoption of this Agreement and the Merger is of the holders of a majority of the outstanding shares of Company Common Stock and has been obtained.

          SECTION 5.19 Trademarks and Intellectual Property Compliance. The Company and its subsidiaries own or have the right to use, without any material payment to any other party, all of their patents, trademarks (registered or unregistered), trade names, service marks, copyrights and applications ("Company Intellectual Property Rights"), and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the knowledge of the Company and the Seller, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any Company Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a Company Material Adverse Effect.

          SECTION 5.20   Contracts, Obligations and Commitments.
Schedule 5.20 sets forth an accurate and complete list of all material contracts, agreements, options, leases, commitments and instruments entered into by the Company or its subsidiaries ("Company Contracts"). The Company and its subsidiaries have provided, or will provide prior to the Closing Date, Parent with complete and correct copies of all such items listed in Schedule
5.20. Except for such items listed in Schedule 5.20, there are no other material contracts or other arrangements under which goods, equipment or services are provided, leased or rendered by, or are to be provided, leased or rendered to, the Company or any of its subsidiaries. Except as set forth in Schedule 5.20: (a) the Company Contracts have not been modified, pledged, assigned or amended in any material respect, are legally valid, binding and enforceable in accordance with their respective terms and are in full force and effect; (b) to the knowledge of the Company and the Seller, there are no material defaults by the Company or any of its subsidiaries or any other party to the Company Contracts; (c) neither the Company nor any of its subsidiaries have received notice of any material default, offset, counterclaim or defense under any Company Contract; (d) to the knowledge of the Company and the Seller, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by the Company or any of its subsidiaries of the terms of any Company Contract, except for any consents required to consummate the transactions contemplated by this Agreement; and (e) there does not now, and at Closing will not, exist any material security interest, mortgage, pledge, restriction, charge, lien, encumbrance or claim of others on any interest created under any Company Contract. None of the Company Contracts is subject to termination from and after the Closing Date and prior to the expiration of its stated term by any party to such Company Contract, except as stated in each such Company Contract.

          SECTION 5.21 Pooling and Tax-Free Reorganization Matters. To the knowledge of the Company and the Seller and based upon consultation with their independent accountants, neither the Company, the Seller nor any of their affiliates has taken or agreed to take any action that would interfere with the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests or of the Seller, the Company or Parent to treat the Merger as a tax-free reorganization pursuant to
Section 368(a)(2)(E) of the Code.

          SECTION 5.22 Transactions with Company Related Parties. Except as set forth in Schedule 5.22, (a) there have been no material transactions by the Company or any of its subsidiaries with any officer or director of the Company or any of its subsidiaries, any beneficial owner of more than five percent (5%) of the Company Common Stock or their respective affiliates ("Company Related Parties") since December 31, 1995 and (b) there are no agreements or understandings now in effect between the Company or any of its subsidiaries and any Company Related Party.

          SECTION 5.23 Insurance. Except to extent there would be no Company Material Adverse Effect, all of the Company's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring the Company and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and business, are valid and in full force and effect and without any premium past due or pending notice of cancellation, are, in the reasonable judgment of the Company, adequate for the business of the Company and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, under such policies in excess of $10,000, which, in any event, are not in excess of the limitations of coverage set forth in such policies. The Company and its subsidiaries have taken all actions reasonably necessary to insure that their independent contractors obtain and maintain adequate insurance coverage. All of the insurance policies referred to in this Section 5.23 are "claims made" policies and no such policies are "occurrence" policies. Neither the Company nor the Seller has knowledge of any fact indicating that such policies will not continue to be available to the Company and its subsidiaries upon substantially similar terms subsequent to the Effective Time. The provision and/or reserves in the most recent Company Financial Statements are adequate for any and all self insurance programs maintained by the Company or its subsidiaries.

          SECTION 5.24 Disclosure. No representations and warranties by the Company or the Seller contained in this Agreement, and no statement contained in this Agreement or in any document listed in any Schedule to this Agreement or any document or certificate furnished or to be furnished to Parent at Closing pursuant hereto, contains or will contain on the Closing Date any untrue statements of a material fact or omits or will omit on the Closing Date to state a material fact reasonably related to such affirmative statements necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

          SECTION 5.25 Representations True. To the knowledge of the Company and the Seller on the date of this Agreement based solely on the due diligence examination performed by their agents or employees and communicated to such persons, the Company and the Seller have no grounds to make any claim for breach or untruthfulness of any representation or warranty or breach or nonfulfillment of any covenant or agreement of Parent or Subsidiary contained in this Agreement.

          SECTION 5.26   Suppliers, Distributors and Customers.
The relationships of the Company and each of its subsidiaries with their respective suppliers, distributors and customers are satisfactory commercial working relationships. Since the date of the most recent Company Financial Statements, no material supplier, distributor or customer of the Company or any of its subsidiaries has cancelled or otherwise modified its relationship with the Company or any of its subsidiaries in a manner that is materially adverse to the Company or any of its subsidiaries and, to the knowledge of the Company and the Seller, no supplier, distributor or customer of the Company or any of its subsidiaries has any intention to do so nor will the consummation of the transactions contemplated hereby adversely affect such relationships.

                           ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF SELLER

          The Seller represents and warrants to Parent and Subsidiary as of the date hereof as follows:

          SECTION 6.1 Organization and Qualification. Except for the filing of a fictitious name in the county in which the principal place of business of the Seller is located, the Seller is a general partnership duly organized, validly existing and in good standing under the laws of the State of New Jersey, has its principal place of business in the State of New Jersey and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted.

          SECTION 6.2    Authority; Non-Contravention; Approvals.

          (a) The Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by the general partners of the Seller, and no other proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement or the consummation by the Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, and, assuming the due authorization, execution and delivery hereof by Parent and Subsidiary, constitutes a valid and legally binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
(ii) general equitable principles.

          (b) The execution and delivery of this Agreement by the Seller does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Seller under any of the terms, conditions or provisions of (i) the Partnership Agreement of the Seller, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Seller or any of the Seller's properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Seller is now a party or by which the Seller or any of the Seller's properties or assets may be bound. The consummation by the Seller of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, conditions (financial or other) or results of operations of the Seller (a "Seller Material Adverse Effect").

          (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Seller Material Adverse Effect.

          SECTION 6.3 Approval of Merger. The Seller shall adopt and approve the Merger and this Agreement in the manner requested by the Company pursuant to Section 8.2(a) either by voting in favor of such adoption and approval at a meeting of the stockholder of the Company or by executing a written consent of the stockholder of the Company pursuant to Section 228 of the DGCL.

          SECTION 6.4 Title to Shares. The Seller has or will have on the Closing Date good and marketable title to and is or will be the lawful owner, of record and beneficially, of 70.27 shares of the Company Common Stock, representing all of the issued and outstanding shares of Company Common Stock, to be converted into the right to receive the Merger Consideration. Such Company Common Stock constitutes all of the shares of Company Common Stock owned by the Seller, either directly or indirectly. The Company Common Stock owned by the Seller is not and will not be subject to any lien, claim, encumbrance or restriction of any type, kind or nature in favor of any third party or any third party interests.

          SECTION 6.5 Tax-Free Reorganization. The Seller has no present plan, intention or arrangement to sell, exchange or otherwise dispose of any shares of Parent Common Stock received by the Seller as Merger Consideration which would have the effect of reducing the aggregate number of shares of Parent Common Stock received by the Seller in the Merger to a number of shares that would be equal in value as of the date of the Merger to less than 50% of the fair market value of the shares of Company Common Stock outstanding immediately prior to the Merger.

          SECTION 6.6 Investment. The Seller (i) understands that the Parent Common Stock received by the Seller as Merger Consideration has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and Seller agrees that it will not sell, distribute or transfer the Parent Common Stock other than in compliance with the Securities Act and applicable state securities laws, (ii) is acquiring such Parent Common Stock solely for the Seller's own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters and an accredited investor within the meaning of the Securities Act of 1933, as amended, (iv) has received certain information concerning Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Parent Common Stock, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Parent Common Stock.

          SECTION 6.7    Litigation.  Except as disclosed in
Schedule 6.7, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Seller, threatened against, relating to or affecting the Seller, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which could reasonably be expected, either alone or in the aggregate with all such claims, suits, actions or proceedings, to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Seller (a "Seller Material Adverse Effect"). Except as set forth in Schedule 6.7, the Seller is not subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would, either alone or in the aggregate, have a Seller Material Adverse Effect.

                           ARTICLE VII

             CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 7.1 Conduct of Business by Parent and by the Company Pending the Merger. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, each of Parent and the Company shall, and shall cause its respective subsidiaries to:

          (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

          (b) not (i) except as necessary to consummate the transactions contemplated hereby, amend or propose to amend their respective charters or by-laws, (ii) split, combine or reclassify their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of the Company;

          (c) except in connection with existing contractual obligations, not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of or otherwise cause to become outstanding, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock;

          (d) not (i) except relating to the satisfaction of the Magellan Loan, incur or become contingently liable with respect to any material indebtedness for borrowed money other than
(x) borrowings in the ordinary course of business, or (y) borrowings to refinance or extend existing indebtedness, the terms of which shall be reasonably satisfactory to Parent or the Company,
(ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action which would jeopardize the treatment of the Merger as a pooling of interests under APB 16, (iv) take or fail to take any action which action or failure would cause the Company or the Seller to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v)make any acquisition of any assets or businesses other than expenditures for fixed or capital assets in the ordinary course of business which, in such cases of $50,000 or more, shall be on terms reasonably acceptable to Parent or the Company, as the case may be, (vi) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business which, in such cases involving $50,000 or more, shall be on terms reasonably acceptable to Parent or the Company, as the case may be, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

          (f) confer on a regular and frequent basis with one or more representatives of each to report operational matters of materiality and the general status of ongoing operations;

          (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice;

          (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law; and

          (i) maintain with adequately capitalized insurance companies insurance coverage for its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice.

          SECTION 7.2 Control of the Company's Operations. Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

          SECTION 7.3 Control of Parent's or Subsidiary's Operations. Nothing contained in this Agreement shall give to the Company, directly or indirectly, rights to control or direct Parent's or Subsidiary's operations prior to the Effective Time. Prior to the Effective Time, Parent shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.


                          ARTICLE VIII

                      ADDITIONAL AGREEMENTS

          SECTION 8.1    Access to Information.

          (a) The Company and its subsidiaries shall afford to Parent and Subsidiary and their respective accountants, counsel, financial advisors and other representatives (the "Parent Representatives"), and Parent and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives"), full access during normal business hours throughout the period after the date hereof and prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or which may have a material effect on their respective businesses, properties or personnel, and (ii) such other information concerning their respective businesses, operations, properties, assets, condition (financial or other) results of operations and personnel as Parent or Subsidiary or the Company, as the case may be, shall reasonably request; provided that no investigation pursuant to this
Section 8.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Parent Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all non-public documents and information furnished to Parent and Subsidiary or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement, except that Parent, Subsidiary and the Company may disclose (i) such information as may be necessary in connection with seeking the Parent Required Statutory Approvals, the Company Required Statutory Approvals, the Company Stockholder's Approval and any required third party approvals, (ii) any information that it is required by law or judicial or administrative order to disclose, (iii) any information which is generally available to or known by the public other than as a result of improper disclosure by the receiving party, or (iv) any information which is obtained by the receiving party from a source other than the disclosing party, provided that such source was not bound by a duty of confidentiality to the disclosing party or another party with respect to such information.

          (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this
Section 8.1 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

          (c) The Company shall promptly advise Parent and Parent shall promptly advise the Company in writing of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

          SECTION 8.2    Stockholder Approvals.

          (a) The Company and the Seller shall take all actions required in accordance with the DGCL and the Company's Certificate of Incorporation and By-laws to convene a meeting (the "Stockholder's Meeting") of the sole stockholder for the purpose of considering the Merger (the "Company Stockholder's Approval") on such date as the Seller shall designate; provided that such date shall not be later than two business days prior to the Closing Date. The Company has heretofore recommended to its sole stockholder that the Merger be approved at the Stockholder's Meeting. The Seller hereby agrees to vote the Shares owned by such Seller at the Stockholder's Meeting in favor of the Merger.

          (b) Parent shall, through its Board of Directors, but subject to the fiduciary duties of the members thereof, authorize and cause an officer of Parent to vote Parent's shares of Subsidiary Common Stock for adoption and approval of this Agreement and the transactions contemplated hereby and shall take all additional actions as the sole stockholder of Subsidiary necessary to adopt and approve this Agreement and the transactions contemplated hereby.

          SECTION 8.3 Pooling Lock-Up Agreement. The Seller will not sell any of the Parent Common Stock received by the Seller as Merger Consideration other than in a manner consistent with the representation and warranty set forth in Section 6.5 hereof and otherwise in compliance with Accounting Services Release No. 135.

          SECTION 8.4 Parent's Covenants Concerning Maintenance of Tax-Free Reorganization Status. Following the Merger,
(i) Parent shall cause the Surviving Corporation to continue the historic business of the Company or to use a significant portion of the historic business assets of the Company in a business within the meaning of Treas. Reg. Section 1.368-1(d); and (ii) Parent shall not take any action (or cause the Surviving Corporation to take any action) inconsistent with the representations and warranties set forth in Section 4.21 hereof.

          SECTION 8.5 Parent's Covenants Concerning Amendments to Parent's By-Laws, Nominating Committee, and Certain Other Matters. Within thirty (30) days following the Effective Time or as soon as practicable after nomination of the persons by Seller with regard to subsection (iv) hereof, Parent shall take all action necessary to assure that: (i) Parent's by-laws are amended to specify that Parent shall have a classified board of directors consisting of four classes of directors, each director serving in that capacity for a term specified on Exhibit B, the initial board members consisting of the persons set forth in Exhibit B; (ii) the Nominating Committee of Parent's board of directors shall consist of August C. Schultes, III and Mark Alsentzer, provided that the Seller and its affiliates, in the aggregate, beneficially own at least 5% of the outstanding Parent Common Stock, and Harold Gebert, provided that Harold Gebert, David A Farrow and their affiliates, in the aggregate, beneficially own at least 3% of the outstanding Parent Common Stock; (iii) August C. Schultes, III shall be appointed as a director of Parent, to serve on the board of directors of Parent; (iv) the Seller's six remaining nominees for director, as set forth in Exhibit B, who shall be designated by the Seller after the Effective Time, shall be appointed to Parent's board of directors to fill the six vacancies on Parent's board of directors promptly upon the request of the Seller; (v) Parent's by-laws shall be amended to specify that the affirmative vote of a majority of the votes entitled to be cast by directors shall be required to effectuate corporate action on behalf of Parent; provided, the following actions of Parent shall require the affirmative vote of at least two-thirds of the votes entitled to be cast by directors: (a) the amendment of any provision of Parent's by-laws, (b) the merger of Parent or any subsidiary of Parent into each other or into any other entity, (c) the sale of more than twenty-five percent (25%) of the assets of Parent or of any subsidiary, either alone or in the aggregate, (d) the purchase of assets with a value of more than twenty-five percent (25%) of Parent's assets at the time of such purchase; or (e) any other similar action that would have a material impact on Parent or any of its subsidiaries.

          SECTION 8.6 Seller's Covenant Concerning the Filing of a Fictitious Name. As soon as practicable following the Merger, the Seller shall file a fictitious name in the county in which the principal place of business of the Seller is located.

          SECTION 8.7 Expenses and Fees. Parent shall pay all expenses related to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, whether incurred by it, the Company or the Seller.

          SECTION 8.8    Agreement to Cooperate.

          (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to (i) obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required to consummate the Merger, (ii) effect all necessary registrations, filings and submissions, and (iii) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite votes of the Boards of Directors of the Parent and the Subsidiary and the Board of Directors and stockholder of the Company.

          (b) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, either Parent or the Company shall have the right, at its own expense, to participate therein, and the Company or Parent, as the case may be, will not settle any such litigation without the consent of the other party, which consent will not be unreasonably withheld.

          SECTION 8.9 Public Statements. Unless required by law, the parties (i) shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby, and (ii) shall not issue any such press release or written public statement prior to such consultation.

          SECTION 8.10 Notification of Certain Matters. Each of the Company, Parent and Subsidiary agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.9 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 8.11 No Liability if Transaction is Not Tax-Free. No party shall be liable to any other party for any amount in the event that the Merger is not treated as a tax-free reorganization for federal income tax purposes except to the extent any act or omission by Parent or Subsidiary, or by the Company or the Seller, as the case may be, causes the Merger not to be treated as a tax-free reorganization for federal income tax purposes, in which case Parent and Subsidiary, or the Company and the Seller, as the case may be, shall be liable to the other parties for any Adverse Consequences (as defined in Section 11.7) incurred by such other parties as a result of the failure of the Merger to be treated as a tax-free reorganization for federal income tax purposes.

          SECTION 8.12   Parent Common Stock.  Each certificate
representing Parent Common Stock received by the Seller as Merger
Consideration will be imprinted with a legend substantially in the following form:

          The shares of common stock represented by this certificate were originally issued on December
          31, 1996, and have not been registered under the Securities Act of 1933, as amended. The transfer of such shares is subject to certain restrictions set forth in an Agreement and Plan of Merger dated as of December 30, 1996 by and between the issuer of such shares, the person to whom such shares were originally issued and certain other parties thereto. The issuer of such shares will furnish a copy of these provisions to the holder hereof without charge upon written request.

          SECTION 8.13 Acquisition of Common Stock. Except for shares purchased by August C. Schultes, III, his individual retirement account and Mark S. Alsentzer, prior to the Closing or the earlier termination of this Agreement pursuant to the terms hereof, none of the Seller, the Company or any of its subsidiaries or their respective affiliates have purchased nor will purchase or otherwise acquire directly or indirectly any Parent Common Stock other than as provided in this Agreement.

          SECTION 8.14 Schedules. The Company has made available to Parent, and Parent has made available to the Company, on or prior to the Closing Date, copies of all items set forth on Schedules to this Agreement and any and all other consents, documents or agreements to be delivered hereunder which have not previously been delivered to Parent, or to the Company, as appropriate, on the date hereof, which items and any such other consents, documents or agreements shall be in form and substance reasonably satisfactory to Parent and the Company. In addition, prior to the Closing the Company and Parent may update the Schedules as necessary.

          SECTION 8.15 Transition. The Seller shall not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company and its subsidiaries from maintaining the same business relationships with the Company and its subsidiaries after the Closing as it maintained with the Company and its subsidiaries prior to the Closing unless such action is taken in accordance with prudent business practices consistent with the past practices of the Company. The Seller shall refer all customer inquiries relating to the businesses of the Company and its subsidiaries to Parent for the three year period beginning on the Closing Date.

          SECTION 8.16 Employee Compensation Payments. Any bonus amounts which the Company is obligated to pay to any employee officer of the Company, as disclosed in Schedule 8.16, shall be paid prior to the Closing Date. In the event any stockholder of the Company has an obligation to pay any sums to an employee of the Company, such amount shall be paid directly by such stockholder and not by the Company when due.

          SECTION 8.17   Further Assurances.  The parties to this
Agreement agree to use their best efforts to cause the conditions precedent set forth in Article IX of this Agreement to be satisfied on or prior to the Closing Date.

                           ARTICLE IX

                           CONDITIONS

          SECTION 9.1    Conditions to Each Party's Obligation to
Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

            no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

          (c) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time;

          (d) all required consents and approvals of third parties to material contracts with the Parent or the Company shall have been obtained and be in effect at the Effective Time; provided, however, that the failure to obtain such consents or approvals shall not be due to the default or delay of the party responsible for obtaining such consents and approvals; and

          (e) Kuntz Lesher Siegrist & Martini, independent certified public accountants for Parent and Subsidiary, shall have delivered a letter, dated the Closing Date, addressed to Parent, in form and substance reasonably satisfactory to Parent, the Company and the Seller, stating that the Merger will qualify as a pooling-of-interests transaction under APB 16.

          SECTION 9.2 Conditions to Obligation of the Company to Effect the Merger. Unless waived by the Seller, the obligation of the Company and the Seller to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Parent and Subsidiary shall have performed in all respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Parent and Subsidiary contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chairman of the Board of Directors of Parent and of the Chairman of the Board of Directors of Subsidiary, in form and substance reasonably satisfactory to the Company, to that effect;

          (b) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of Parent and its subsidiaries, taken as a whole;

          (c) Parent shall take all action necessary to assure that the members of the current Advisory Board, Raymond F. Darling, Robert Johnson, Louis H. Jullien, III and Christopher Walter shall resign;

          (d) Parent shall execute a Note, substantially in the form of Exhibit A, pursuant to which it shall borrow funds from the Seller, in an amount sufficient to repay in full all amounts owed to Magellan Finance Corporation ("Magellan") by Earth Care Global Holdings, Inc., an entity that merged into a wholly-owned subsidiary of Parent ("Earth Care"), pursuant to the terms of the Amendment to Second Loan and Option Agreement dated as of March 29, 1996 by and between Magellan and Earth Care and all other agreements relating thereto (the "Magellan Loan");

          (e)  Parent shall repay the Magellan Loan in full; and

            The Company shall have received the written resignations, effective as of Closing, of each director of Parent other than those listed in Schedule 9.2.

          SECTION 9.3 Conditions to Obligations of Parent and Subsidiary to Effect the Merger. Unless waived by Parent and Subsidiary, the obligations of Parent and Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) the Company and the Seller shall have performed in all respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company and the Seller contained in this Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and Parent shall have received a Certificate of the Vice President of the Company and of the designated officers of the Seller, in form and substance reasonably satisfactory to Parent, to that effect;

          (b) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole;

          (c) the Seller shall loan funds to Parent in an amount sufficient to repay the Magellan Loan; and

          (d) Parent shall have received the written resignations, effective as of Closing, of each director and officer of the Company other than those listed in Schedules 2.3 and 2.4.

                            ARTICLE X

                TERMINATION, AMENDMENT AND WAIVER

          SECTION 10.1   Termination. This Agreement may be
terminated by the mutual consent of the parties or at any time prior to the Closing Date, as follows:

          (a) The Company and the Seller shall have the right to terminate this Agreement:

                    (i)  if the Merger is not completed by March
     31, 1997 other than on account of delay or a breach of the representations and warranties or a failure to comply with a covenant or agreement contained in this Agreement on the part of the Company or the Seller;

                    (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or the Seller;

                    (iii) if Parent or Subsidiary (A) breaches any representation and warranty or fails to comply with any covenant or agreement contained in this Agreement, and
     (B) does not cure such breach or failure within ten business days after written notice of such default is given to Parent by the Seller (except that such 10 business day cure period shall not be applicable for a breach which cannot be cured); or

                    (iv)  if the conditions set forth in Section
     9.2 have not been satisfied or waived by the Company or the Seller.

          (b)  Parent shall have the right to terminate this
Agreement:

               (i) if the Merger is not completed by March 31, 1997 other than on account of delay or a breach of the representations and warranties or a failure to comply with a covenant or agreement contained in this Agreement on the part of Parent or Subsidiary;

               (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of Parent or any of its 5% stockholders or any of their affiliates or associates;

               (iii) if the Company or the Seller (A) breaches any representation and warranty or fails to comply with any covenant or agreement contained in this Agreement, and (B) do not cure such breach or failure within 10 business days after written notice of such default is given to the Company or the Seller, as the case may be, by Parent (except that such 10 business day cure period shall not be applicable for a breach which cannot be cured); or

               (iv) if the conditions set forth in Section 9.3 have not been satisfied or waived by Parent.

          (c)  Any termination of this Agreement pursuant to this
Section 10.1 shall be effective immediately upon delivery of written notice of termination by the terminating party to the other parties hereto.

          SECTION 10.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, Parent, Subsidiary or their respective officers or directors (except as set forth in Sections 8.1(b)and 8.6, which shall survive the termination). Nothing in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

          SECTION 10.3 Waiver. At any time prior to the Effective Time, the parties hereto may by written agreement (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any party hereto provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                           ARTICLE XI

                      REMEDIES FOR BREACHES

          SECTION 11.1   Survival of Representations and
Warranties. All of the representations, warranties, covenants and agreements of Parent, the Company and the Seller contained in this Agreement shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date.

          SECTION 11.2   Limitations on Indemnification.

          (a) Notwithstanding any other provision of this Agreement, Parent and the Seller shall not be entitled to make a claim for indemnification pursuant to Sections 11.3 and 11.4 below, respectively, unless and until the aggregate amount of Adverse Consequences incurred by the party making such claim(s) exceeds $250,000, at which time the party seeking indemnification may recover only with respect to the aggregate amount of Adverse Consequences above such $250,000 threshold amount described herein.

          (b) Subject to the provisions of this Section 11.2, (i) the Seller shall indemnify Parent pursuant to Section 11.3 below by payment in cash equal to the amount for which Parent is to be indemnified and (ii) Parent shall indemnify the Seller pursuant to
Section 11.4 below by payment in cash equal to the amount for which the Seller is to be indemnified.

          SECTION 11.3 Indemnification Provisions for Benefit of Parent. In the event the Company or the Seller breaches any of its representations, warranties, covenants and agreements contained in this Agreement, and, provided that Parent makes a written claim for indemnification against the Seller pursuant to Section 12.2 below within the survival period set forth in Section 11.1 above, then, subject to the provisions of Section 11.2 above, the Seller agrees to indemnify Parent and each of its subsidiaries and affiliates from and against the entirety of any Adverse Consequences Parent may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Parent or any of its subsidiaries or affiliates may suffer after the end of the applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach.

          SECTION 11.4 Indemnification Provisions for Benefit of the Company Stockholders. In the event Parent breaches any of its representations, warranties, covenants and agreements contained in this Agreement, and, provided that the Seller makes a written claim for indemnification against Parent pursuant to Section 12.2 below within the survival period set forth in Section 11.1 above, then, subject to the provisions of Section 11.2 above, Parent agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach.

          SECTION 11.5   Matters Involving Third Parties.

          (a) If any third party shall notify any party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Section 11, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced and so long as such notice shall be delivered to the Indemnifying Party within the survival period set forth in
Section 11.1 above.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (ii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently with counsel reasonably acceptable to the Indemnified Party.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11.5 above, (a) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (b) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (c) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          SECTION 11.6 Other Indemnification Provisions. The foregoing indemnification provisions are the sole and exclusive remedy (other than equitable remedies) that any party to this Agreement may have for breach of a representation, warranty, covenant or agreement contained in this Agreement not involving fraud. In the case of a breach of representation, warranty, covenant or agreement contained in this Agreement involving fraud, the foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty or covenant.

          SECTION 11.7 Adverse Consequences. For purposes of this Agreement, "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages (excluding consequential or punitive damages), dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, exceeding any tax benefits realized or insurance proceeds received as a result of or regarding such matters.

          SECTION 11.8 Arbitration. If good faith negotiations among the parties do not resolve any claim, dispute or other matter arising out of or relating to this Agreement or the alleged breach hereof which is subject to indemnification under Section 11.3 or
11.4 within sixty (60) days after notice of such claim, dispute or other matter is provided to the other party, such claim, dispute or other matter shall be resolved exclusively through the arbitration provisions described in Exhibit C, attached hereto and made a part hereof.

                           ARTICLE XII

                       GENERAL PROVISIONS

          SECTION 12.1 Brokers. The Company and the Seller represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and the Seller. Parent and Subsidiary represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Subsidiary.

          SECTION 12.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to Parent or Subsidiary to:

               U.S. Plastic Lumber Corp.
               2300 Glades Road
               Suite 440 West
               Boca Raton, Florida 33431
               Attention:  Harold H. Gebert
               Facsimile Number:  (561) 394-5335

          with a copy to:

               Proskauer Rose Goetz & Mendelsohn LLP
               One Boca Place
               2255 Glades Road
               Suite 340 West
               Boca Raton, Florida 33431
               Attention:  Donald E. Thompson, II, Esq.
                           Christopher C. Wheeler, Esq.
               Facsimile Number:  (561) 241-7145


          (b)  If to the Company or the Seller, to:

               Stout Partnership
               101 Jessup Road
               Thorofare, New Jersey  08086
               Attention:  August C. Schultes
               Facsimile Number:  (609) 848-8309


          SECTION 12.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

          SECTION 12.4 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (ii) is not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Subsidiary may assign this Agreement to any other wholly-owned subsidiary of Parent. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

          SECTION 12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

          SECTION 12.6 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 12.7 Schedules. All Schedules referred to in this Agreement shall be attached hereto and are incorporated herein by reference.

          SECTION 12.8 Amendment of Agreement. No amendments or variations of the terms or conditions of this Agreement shall be valid unless made in writing signed by all parties hereto.

          SECTION 12.9 Severability. If any term, provision, condition or covenant of this Agreement or the application thereof to any party or circumstances shall be held to be invalid or unenforceable to any extent in any jurisdiction, then the remainder of this Agreement and the application of such term, provision, condition or covenant in any other jurisdiction or to persons or circumstances other than those as to whom or which it is held to be invalid or unenforceable, shall not be affected thereby, and each term, provision, condition and covenant of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          SECTION 12.10 Entire Agreement. This Agreement and any other agreements between the parties dated the date hereof supersede any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter and contain all the covenants and agreements between the parties with respect to the subject matter of this Agreement in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not included herein, and that no other agreement, statement or promise not contained in this Agreement or referred to herein shall be valid or binding. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and shall bind and inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives, subject to the restriction on assignment contained herein.

          SECTION 12.11 Assignment. The parties hereto may not assign any of their rights or obligations hereunder without obtaining the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld, except that Parent may assign or transfer this Agreement to a successor corporation or other successor entity in the event of a merger, consolidation or other transfer related to a reorganization by Parent, provided that in the case of any assignment or transfer under the terms of this Section 12.11, this Agreement shall be binding upon and inure to the benefit of the successor, and the successor shall discharge and perform all of the obligations of Parent under this Agreement and such assignment or transfer shall not act as a release of the obligation of Parent hereunder.

          SECTION 12.12 Gender and Number. All references to the neuter gender shall include the feminine or masculine gender and vice versa, where applicable, and all references to the singular shall include the plural and vice versa, where applicable.

                        *   *   *   *   *

          IN WITNESS WHEREOF, Parent, Subsidiary, the Company and the Seller have caused this Agreement to be signed on their behalf as of the date first written above.

                         U.S. PLASTIC LUMBER CORP.


                         By:  _____________________
                         Name:  Harold G. Gebert
                         Title:  Chairman of the
                                 Board of Directors


                         CLEAN EARTH ACQUISITION CORP.


                         By:
                         Name:  Harold G. Gebert
                         Title:  Chairman of the
                                 Board of Directors


                         CLEAN EARTH, INC.


                         By:
                         Name:  August C. Schultes
                         Title:  Vice President




                         STOUT PARTNERSHIP


                         By:
                         Name:  August C. Schultes
                         Title:  Power of Attorney

                            EXHIBIT B

Class IV Directors  (term expiring at the 2000 Annual Meeting of
                    Parent's Shareholders and thereafter for four-year terms):

Mark Alsentzer
August Schultes, III
Two to be designated by Seller



Class III Directors (term expiring at the 1999 Annual Meeting of
                    Parent's Shareholders and thereafter for four-year terms):

Ray Kiernan
James Blosser
Harold Gebert
One to be designated by Seller



Class II Directors  (term expiring at the 1998 Annual Meeting of
                    Parent's Shareholders and thereafter for four-year terms):

David A. Farrow
Lester Moody
Roger Zitrin
One to be designated by Seller



Class I Directors   (term expiring at the 1997 Annual Meeting of
                    Parent's Shareholders and thereafter for four-year terms):

Eugene Arnold, Jr.
Two to be designated by Seller


          NOTE: AS INDICATED ABOVE, THE SELLER SHALL HAVE THE RIGHT TO NOMINATE TWO ADDITIONAL CLASS I DIRECTORS, ONE ADDITIONAL CLASS II DIRECTOR, ONE ADDITIONAL CLASS III DIRECTOR AND TWO ADDITIONAL CLASS IV DIRECTORS PURSUANT TO THE TERMS OF SECTION 8.5 OF THE AGREEMENT.



* The parties acknowledge that due to the classification of the Board, each appointee may need to be elected at the next annual meeting.

                            EXHIBIT C


                           Arbitration


          Any claim, controversy or dispute arising out of or relating to this Agreement or any interpretation or breach thereof or performance thereunder, including without limitation any dispute concerning the scope of this arbitration provision, shall be settled exclusively by submission to final, binding and non-appealable arbitration ("Arbitration") for determination, without any right by any party to a trial de novo in a court of competent jurisdiction, after a twenty-five (25) calendar day waiting period (the "Waiting Period") subject to Section 10 in this Arbitration provision. During the Waiting Period, the parties shall work reasonably and in good faith and shall use their best efforts to amicably resolve the claim, controversy or dispute. The Arbitration and all pre-hearing, hearing, post-hearing arbitration procedures, including those for Disclosure and Challenge, shall be conducted in accordance with the Commercial Arbitration Rules (the "Commercial Rules") of the American Arbitration Association (herein referred to as the "Association") in Boca Raton, Florida, as supplemented hereby. In addition to the Commercial Rules, the parties shall also follow the procedures described below:

          1. Following the Waiting Period, the party seeking Arbitration shall give notice of a demand to arbitrate (herein referred to as the "Demand") to the other party and to the Association. The Demand shall include (i) the issues to be determined, (ii) a copy of this arbitration provision, and (iii) to the extent the parties cannot agree on a single arbitrator, the designation of one arbitrator, who shall have no prior or existing personal or financial relationship with the designating party.

          2. Within thirty days after receipt of the Demand, the other party shall give notice (herein referred to as the "Response") to the party that demanded arbitration, and to the Association, of (i) any additional issues to be arbitrated, (ii) its answer to the issues raised by the party that sent the Demand, and (iii) its designation of a second arbitrator, who shall have no prior or existing personal or financial relationship with the designating party.

          3. If a Response designating a second arbitrator is not received within the above-mentioned thirty (30) day period, the Association shall immediately designate the second arbitrator.

          4. The two arbitrators as designated pursuant to the foregoing provision shall then designate a third arbitrator within ten days after the designation of the second arbitrator. If the two arbitrators cannot agree on the designation of the third arbitrator within the ten (10) day period allotted, the Association shall designate the third arbitrator.

          5. The arbitration panel as designated above shall proceed with the Arbitration by giving notice to all parties of its proceedings and hearings in accordance with the Association's applicable procedures. Within 15 days after all three arbitrators have been appointed, an initial meeting among the arbitrators and counsel for the parties shall be held for the purpose of establishing a plan for administration of the Arbitration, including: (i) definition of issues; (ii) scope, timing and type of discovery, which may at the discretion of the arbitrators include production of documents in the possession of the parties, but may not, without the consent of the parties, include depositions; (iii) exchange of documents and filing of detailed statements of claims and prehearing memoranda; (iii) schedule and place of hearings; and (iv) any other matters that may promote the efficient, expeditious and cost-effective conduct of the proceeding. The substantive law of the State of Delaware shall be applied by the arbitrators to the resolution of the dispute, provided that the arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement. The arbitrators shall be bound to make specific findings of fact and reach conclusions of law, based upon the submissions and evidence of the parties, and shall issue a written decision explaining the basis for the decision and award. The award shall be made within one year of delivery of the Response.

          6. The parties agree that the arbitrators shall have no power to alter or modify any express provision of this Agreement or to render any award which, by its terms, effects any such alteration or modification.

          7. Upon written demand to any party to the Arbitration for the production of documents and things (including computer discs and data) reasonably related to the issues being arbitrated, the party upon which such demand is made shall promptly produce, or make available for inspection and copying, such documents or things without the necessity of any action by the arbitrators, provided, however, that no such demand shall be effective if made more than ninety (90) days after the receipt of the Response.

          8. Subject to the limitations imposed by Section 6, the arbitrators shall have the power to grant any and all relief and remedies, whether at law or in equity, that the courts in the State of Florida may grant and such other relief as may be available under the Commercial Rules, other than punitive damages. Any award of the arbitrators shall include pre-award and post-award interest at a rate or rates considered just under the circumstances by the arbitrators. The decision of the arbitrators shall be final and as an "award" within the meaning of the Commercial Rules and judgment upon the arbitration award may be entered in the United States District Court for the Southern District of Florida ("District Court") or any other court having jurisdiction, as if it were a judgment of that court. The parties to this Agreement expressly consent to the jurisdiction of the Association, including, without limitation, reasonable attorney's fees and the parties waive any objection they may have as to jurisdiction and venue regarding the District Court.

          9. The party which does not prevail in the Arbitration shall be responsible for all fees and expenses incurred in connection with the Arbitration, including, without limitation, reasonable attorney's fees.

          10. Notwithstanding the foregoing, the parties specifically reserve the right to seek a temporary judicial restraining order, preliminary injunction, or other similar short term equitable relief, and grant the arbitration tribunal the right to make a final determination of the parties' rights, including whether to make permanent or dissolve such court order. No party shall bring a civil action seeking enforcement or any other remedy founded on this Agreement.

                        TABLE OF CONTENTS

                                                             PAGE

                            ARTICLE I

                           THE MERGER
     SECTION 1.1    The Merger . . . . . . . . . . . . . . . .  1
     SECTION 1.2    Effective Time of the Merger . . . . . . .  1

                           ARTICLE II

                    THE SURVIVING CORPORATION
     SECTION 2.1    Certificate of Incorporation . . . . . . .  2
     SECTION 2.2    By-laws. . . . . . . . . . . . . . . . . .  2
     SECTION 2.3    Directors. . . . . . . . . . . . . . . . .  2
     SECTION 2.4    Officers . . . . . . . . . . . . . . . . .  2

                           ARTICLE III

                      CONVERSION OF SHARES
     SECTION 3.1    Conversion of Company Common Stock in the
                    Merger . . . . . . . . . . . . . . . . . .  2
     SECTION 3.2    Exchange of Certificates . . . . . . . . .  3
     SECTION 3.3    Closing. . . . . . . . . . . . . . . . . .  3
     SECTION 3.4    Tax and Accounting Treatment of Merger . .  4
     SECTION 3.5    Restrictions on Resale . . . . . . . . . .  4

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES
                    OF PARENT AND SUBSIDIARY
     SECTION 4.1    Organization and Qualification . . . . . .  4
     SECTION 4.2    Capitalization . . . . . . . . . . . . . .  5
     SECTION 4.3    Subsidiaries . . . . . . . . . . . . . . .  5
     SECTION 4.4    Authority; Non-Contravention; Approvals. .  6
     SECTION 4.5    Financial Statements . . . . . . . . . . .  7
     SECTION 4.6    Events Subsequent to Year End Financial
                    Statements . . . . . . . . . . . . . . . .  8
     SECTION 4.7    Books of Account . . . . . . . . . . . . . 10
     SECTION 4.8    Absence of Undisclosed Liabilities . . . . 10
     SECTION 4.9    Absence of Certain Changes or Events . . . 10
     SECTION 4.10   Litigation . . . . . . . . . . . . . . . . 11
     SECTION 4.11   No Violation of Law. . . . . . . . . . . . 11
     SECTION 4.12   Compliance with Agreements . . . . . . . . 11
     SECTION 4.13   Taxes. . . . . . . . . . . . . . . . . . . 12
     SECTION 4.14   Employee Benefit Plans; ERISA. . . . . . . 13
     SECTION 4.15   Labor Controversies. . . . . . . . . . . . 15
     SECTION 4.16   Environmental Matters. . . . . . . . . . . 16
     SECTION 4.17   Title to Assets. . . . . . . . . . . . . . 18
     SECTION 4.18   No Stockholder Approval. . . . . . . . . . 18
     SECTION 4.19   Trademarks and Intellectual Property
                    Compliance.. . . . . . . . . . . . . . . . 18
     SECTION 4.20   Contracts, Obligations and Commitments.. . 18
     SECTION 4.21   Pooling and Tax-Free Reorganization
                    Matters. . . . . . . . . . . . . . . . . . 19
     SECTION 4.22   Transactions with Parent Related
                    Parties. . . . . . . . . . . . . . . . . . 20
     SECTION 4.23   Insurance. . . . . . . . . . . . . . . . . 20
     SECTION 4.24   Investment.. . . . . . . . . . . . . . . . 20
     SECTION 4.25   Disclosure.. . . . . . . . . . . . . . . . 20
     SECTION 4.26   Representations True.. . . . . . . . . . . 21
     SECTION 4.27   Suppliers, Distributors and Customers.

                            ARTICLE V

      REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY
     SECTION 5.1    Organization and Qualification . . . . . . 21
     SECTION 5.2    Capitalization . . . . . . . . . . . . . . 22
     SECTION 5.3    Subsidiaries . . . . . . . . . . . . . . . 22
     SECTION 5.4    Authority; Non-Contravention; Approvals. . 23
     SECTION 5.5    Financial Statements . . . . . . . . . . . 24
     SECTION 5.6    Events Subsequent to Year End Financial
                    Statements . . . . . . . . . . . . . . . . 24
     SECTION 5.7    Books of Account . . . . . . . . . . . . . 26
     SECTION 5.8    Absence of Undisclosed Liabilities . . . . 27
     SECTION 5.9    Absence of Certain Changes or Events . . . 27
     SECTION 5.10   Litigation . . . . . . . . . . . . . . . . 27
     SECTION 5.11   No Violation of Law. . . . . . . . . . . . 28
     SECTION 5.12   Compliance with Agreements . . . . . . . . 28
     SECTION 5.13   Taxes. . . . . . . . . . . . . . . . . . . 28
     SECTION 5.14   Employee Benefit Plans; ERISA. . . . . . . 29
     SECTION 5.15   Labor Controversies. . . . . . . . . . . . 32
     SECTION 5.16   Environmental Matters. . . . . . . . . . . 32
     SECTION 5.17   Title to Assets. . . . . . . . . . . . . . 33
     SECTION 5.18   Company Stockholder's Approval . . . . . . 34
     SECTION 5.19   Trademarks and Intellectual Property
                    Compliance.. . . . . . . . . . . . . . . . 34
     SECTION 5.20   Contracts, Obligations and Commitments.. . 34
     SECTION 5.21   Pooling and Tax-Free Reorganization
                    Matters. . . . . . . . . . . . . . . . . . 35
     SECTION 5.22   Transactions with Company Related
                    Parties. . . . . . . . . . . . . . . . . . 35
     SECTION 5.23   Insurance. . . . . . . . . . . . . . . . . 35
     SECTION 5.24   Disclosure.. . . . . . . . . . . . . . . . 35
     SECTION 5.25   Representations True . . . . . . . . . . . 36
     SECTION 5.26   Suppliers, Distributors and Customers. . . 36

                           ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF SELLER

     SECTION 6.1    Organization and Qualification . . . . . . 36
     SECTION 6.2    Authority; Non-Contravention; Approvals. . 36
     SECTION 6.3    Approval of Merger . . . . . . . . . . . . 38
     SECTION 6.4    Title to Shares. . . . . . . . . . . . . . 38
     SECTION 6.5    Tax-Free Reorganization. . . . . . . . . . 38
     SECTION 6.6    Investment . . . . . . . . . . . . . . . . 38
     SECTION 6.7    Litigation . . . . . . . . . . . . . . . . 38

                           ARTICLE VII

             CONDUCT OF BUSINESS PENDING THE MERGER
     SECTION 7.1    Conduct of Business by Parent and by the
                    Company Pending the Merger . . . . . . . . 39
     SECTION 7.2    Control of the Company's Operations. . . . 40
     SECTION 7.3    Control of Parent's or Subsidiary's
                    Operations . . . . . . . . . . . . . . . . 41

                          ARTICLE VIII

                      ADDITIONAL AGREEMENTS
     SECTION 8.1    Access to Information. . . . . . . . . . . 41
     SECTION 8.2    Stockholder Approvals. . . . . . . . . . . 42
     SECTION 8.3    Pooling Lock-Up Agreement. . . . . . . . . 42
     SECTION 8.4    Parent's Covenants Concerning Maintenance
                    of Tax-Free Reorganization Status. . . . . 43
     SECTION 8.5    Parent's Covenants Concerning Amendments
                    to Parent's By-Laws, Nominating
                    Committee, and Certain Other Matters . . . 43
     SECTION 8.6    Seller's Covenant Concerning the Filing
                    of a Fictitious Name . . . . . . . . . . . 43
     SECTION 8.7    Expenses and Fees. . . . . . . . . . . . . 44
     SECTION 8.8    Agreement to Cooperate . . . . . . . . . . 44
     SECTION 8.9    Public Statements. . . . . . . . . . . . . 44
     SECTION 8.10   Notification of Certain Matters. . . . . . 44
     SECTION 8.11   No Liability if Transaction is Not Tax-
                    Free . . . . . . . . . . . . . . . . . . . 45
     SECTION 8.12   Parent Common Stock. . . . . . . . . . . . 45
     SECTION 8.13   Acquisition of Common Stock. . . . . . . . 45
     SECTION 8.14   Schedules. . . . . . . . . . . . . . . . . 45
     SECTION 8.15   Transition.. . . . . . . . . . . . . . . . 46
     SECTION 8.16   Employee Compensation Payments.. . . . . . 46
     SECTION 8.17   Further Assurances.. . . . . . . . . . . . 46

                           ARTICLE IX

                           CONDITIONS
     SECTION 9.1    Conditions to Each Party's Obligation to
                    Effect the Merger. . . . . . . . . . . . . 46
     SECTION 9.2    Conditions to Obligation of the Company
                    to Effect the Merger . . . . . . . . . . . 47
     SECTION 9.3    Conditions to Obligations of Parent and
                    Subsidiary to Effect the Merger. . . . . . 48

                            ARTICLE X

                TERMINATION, AMENDMENT AND WAIVER
     SECTION 10.1   Termination. . . . . . . . . . . . . . . . 48
     SECTION 10.2   Effect of Termination. . . . . . . . . . . 49
     SECTION 10.3   Waiver . . . . . . . . . . . . . . . . . . 50

                           ARTICLE XI

                      REMEDIES FOR BREACHES
     SECTION 11.1   Survival of Representations and
                    Warranties . . . . . . . . . . . . . . . . 50
     SECTION 11.2   Limitations on
                    Indemnification. . . . . . . . . . . . . . 50
     SECTION 11.3   Indemnification Provisions for Benefit of
                    Parent . . . . . . . . . . . . . . . . . . 50
     SECTION 11.4   Indemnification Provisions for Benefit of the
                    Company Stockholders . . . . . . . . . . . 51
     SECTION 11.5   Matters Involving Third Parties. . . . . . 51
     SECTION 11.6   Other Indemnification Provisions . . . . . 52
     SECTION 11.7   Adverse Consequences . . . . . . . . . . . 52
     SECTION 11.8   Arbitration. . . . . . . . . . . . . . . . 52

                           ARTICLE XII

                       GENERAL PROVISIONS
     SECTION 12.1   Brokers. . . . . . . . . . . . . . . . . . 52
     SECTION 12.2   Notices. . . . . . . . . . . . . . . . . . 52
     SECTION 12.3   Interpretation . . . . . . . . . . . . . . 53
     SECTION 12.4   Miscellaneous. . . . . . . . . . . . . . . 54
     SECTION 12.5   Counterparts . . . . . . . . . . . . . . . 54
     SECTION 12.6   Parties In Interest. . . . . . . . . . . . 54
     SECTION 12.7   Schedules. . . . . . . . . . . . . . . . . 54
     SECTION 12.8   Amendment of Agreement . . . . . . . . . . 54
     SECTION 12.9   Severability . . . . . . . . . . . . . . . 54
     SECTION 12.10  Entire Agreement . . . . . . . . . . . . . 54
     SECTION 12.11  Assignment . . . . . . . . . . . . . . . . 55
     SECTION 12.12  Gender and Number. . . . . . . . . . . . . 55

EXHIBIT

Exhibit A           Form of Employment Agreement
Exhibit B           Initial Board of Directors of Parent
Exhibit C           Arbitration Provisions

SCHEDULES

Schedule 2.3        Directors of Surviving Corporation
Schedule 2.4        Officers of Surviving Corporation
Schedule 4.2        Parent Capitalization
Schedule 4.3        Subsidiary Stock
Schedule 4.6        Subsequent Events of Parent and Subsidiaries
Schedule 4.8        Liabilities of Parent and Subsidiaries
Schedule 4.10       Litigation of Parent and Subsidiaries
Schedule 4.11       Violations of Law by Parent
Schedule 4.12       Compliance with Agreements by Parent and
                    Subsidiaries
Schedule 4.14       Employee Benefit Matters of Parent and
                    Subsidiaries
Schedule 4.15       Labor Controversies of Parent and Subsidiaries
Schedule 4.16       Environmental Matters of Parent and
                    Subsidiaries
Schedule 4.17       Title to Assets of Parent and Subsidiaries
Schedule 4.20       Contracts, Obligations and Commitments of
                    Parent and Subsidiaries
Schedule 4.22       Transactions with Parent Related Parties
Schedule 4.27       Suppliers, Distributors and Customers of
                    Parent and Subsidiaries
Schedule 5.2        Company Capitalization
Schedule 5.3        Company's Subsidiary Capitalization
Schedule 5.6        Subsequent Events of Company and Subsidiaries
Schedule 5.8        Liabilities of Company and Subsidiaries
Schedule 5.10       Litigation of Company
Schedule 5.11       Violations of Law by Company
Schedule 5.12       Compliance with Agreements by Company and
                    Subsidiaries
Schedule 5.14       Employee Benefit Matters of the Company and
                    Subsidiaries
Schedule 5.15       Labor Controversies of Company
Schedule 5.16       Environmental Matters of Company
Schedule 5.17       Title to Assets of Company
Schedule 5.20       Contracts, Obligations and Commitments of
                    Company and Subsidiaries
Schedule 5.22       Company and Subsidiaries Transactions with
                    Related Parties
Schedule 6.7        Litigation of Seller
Schedule 8.16       Employee Compensation Payments
Schedule 9.2        Officers and Directors of Parent